UMC-2 11/03

# New Jersey Division of Revenue
## Certificate of Merger/Consolidation
*(Profit Corporations)*

This form may be used to record the merger or consolidation of a corporation with or into another business entity or entities, pursuant to NJSA 14A. Applicants must insure strict compliance with the requirements of State law and insure that all filing requirements are met. This form is intended to simplify filing with the State Treasurer. Applicants are advised to seek out private legal advice before submitting filings to the Department of the Treasury, Division of Revenue's office.

1. Type of Filing (check one): [X] Merger [ ] Consolidation
2. Name of Surviving Business Entity: Microwave Satellite Technologies, Inc.
3. Name(s)/Jurisdiction(s) of All Participating Business Entities including Surviving Entity:

| Name | Jurisdiction | Identification # Assigned by Treasurer (if applicable) |
|---|---|---|
| Microwave Satellite Technologies, Inc., New Jersey | | |
| Microwave Acquisition Corp., Delaware | | |

4. Date Merger/Consolidation adopted: 5/22/07

5. Voting: (all corporations involved; attach additional sheets if necessary)

-a Corp. Name Microwave Satellite Technologies, Inc. Outstanding Shares 125
If applicable, set forth the number and designation of any class or series of shares entitled to vote.

Voting For Voting Against ; OR

Merger/consolidation plan was adopted by the unanimous written consent of the shareholders without a meeting (check) [X]

-b Corp. Name Microwave Acquisition Corp. Outstanding Shares 1,000
If applicable, set forth the number and designation of any class or series of shares entitled to vote.

Voting For ______________ Voting Against ________________; OR

Merger/consolidation plan was adopted by the unanimous written consent of the shareholders without a meeting (check) [X]

-c Corp. Name Outstanding Shares
If applicable, set forth the number and designation of any class or series of shares entitled to vote.

Voting For Voting Against ; OR

Merger/consolidation plan was adopted by the unanimous written consent of the shareholders without a meeting (check) [ ]

6. Service of Process Address (For use if the surviving business entity is not authorized or registered by the State Treasurer:

The surviving business entity agrees that it may be served with process in this State in any action, suit or proceeding for the enforcement of any obligation of any domestic or foreign corporation, previously amenable to suit in this State, which is a party to this merger/consolidation, and in any proceeding for the enforcement of the rights of a dissenting shareholder of such domestic corporation against the surviving corporation.

The Treasurer is hereby appointed as agent to accept service of process in any such action, suit, or proceeding which shall be forwarded to the surviving business entity at the Service of Process address stated above.

The Surviving Business Entity also agrees that it will promptly pay to the dissenting shareholders of any such domestic corporation the amount, if any, to which they may be entitled under the provisions of Title 14A.

Certificate of Merger/Consolidation
UMC-2
Page 2

7. Effective Date (see inst.): 5/22/07

| Signature | Name | Title | Date |
|---|---|---|---|
| | Frank Mattarazzo | President | 5/22/07 |
| | Ron Bell | President | 5/22/07 |
| | | | |
| | | | |

**Remember to attach: 1) the plan of merger or consolidation; and 2) if the surviving or resulting business is not a registered or authorized domestic or foreign corporation, a Tax Clearance Certificate for each participating corporation.

Certificate of Merger/Consolidation
UMC-2
Page 2

7. Effective Date (see inst.): 5/22/07

| Signature | Name | Title | Date |
| --- | --- | --- | --- |
| | Frank Mattarazzo | President | 5/22/07 |
| | Ron Bell | President | 5/22/07 |
| | | | |
| | | | |

**Remember to attach: 1) the plan of merger or consolidation; and 2) if the surviving or resulting business is not a registered or authorized domestic or foreign corporation, a Tax Clearance Certificate for each participating corporation.